EXHIBIT 5.1

September 27, 2013

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179

Re:      J.P. Morgan Chase Commercial Mortgage Securities Corp. Registration Statement on Form S-3 (File No. 333-190246)

Ladies and Gentlemen:

We have acted as special counsel to J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Registrant”), in connection with the Registrant’s Registration Statement on Form S-3, as amended by the Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, dated September 9, 2013 and the Pre-Effective Amendment No. 2 to Registration Statement on Form S-3, dated the date hereof (as amended, the “Registration Statement”).  The Registration Statement is being filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”).  The prospectus (the “Prospectus”) forming a part of the Registration Statement describes Commercial Mortgage Pass-Through Certificates (the “Certificates”) to be sold by the Registrant in one or more series (each, a “Series”) of Certificates.  Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Registrant, a master servicer, a special servicer, a trustee, and, if applicable, such other parties to be identified in the prospectus supplement (the form attached to the Registration Statement, the “Prospectus Supplement”) for such Series.  The form of Pooling and Servicing Agreement is being incorporated by reference as an exhibit to the Registration Statement.  Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the following as to matters of fact relevant to the opinions expressed herein:  (1) the Registration Statement, including the Prospectus and the Prospectus Supplement constituting a part thereof, in the form filed with the Commission; (2) the Pooling and Servicing Agreement in the form previously filed with the Commission; and (3) such other documents, materials and authorities as we have deemed appropriate as a basis for the opinions set forth below.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Registrant.

Based upon and subject to the foregoing, we are of the opinion that:

1.           When the Certificates of a Series have been duly executed, authenticated, delivered and sold in accordance with the terms of the Pooling and Servicing Agreement for such Series, such Certificates will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Pooling and Servicing Agreement.

2.           The descriptions of federal income tax consequences appearing under the heading “Material Federal Income Tax Consequences” in the Prospectus and in the Prospectus Supplement accurately describe the material federal income tax consequences to holders of Certificates offered thereby, under existing law and subject to the qualifications and assumptions stated therein.  We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions set forth therein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings “Legal Matters” and “Material Federal Income Tax Consequences” in the Prospectus and in the Prospectus Supplement, which are a part of the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP